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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF TEMPLE-INLAND INC.
(STATE OF INCORPORATION) (PERCENTAGE OF OWNERSHIP BY IMMEDIATE PARENT)
                          (FEDERAL TAX I.D. NUMBER)

INLAND CONTAINER CORPORATION I(DELAWARE)(100%)(75-2042862)

     Inland Paperboard and Packaging, Inc.(Delaware)(100%)(13-2946332)
          C.B. Displays, Inc.(Delaware)(100%)(56-1924238)
          El Morro Corrugated Box Corporation(Delaware)(100%)(35-1323144)
          El Morro Corrugated Box Corporation(Puerto Rico)(100%)(66-0274059) Georgia Kraft Company (Delaware)(100%)(75-2212491)
               Sabine River & Northern Railroad Company
               (Texas)(100%)(34-0969790)
          IC Holding, Inc.(Delaware)(100%)(75-2559834)
               Rand-Whitney Packaging Corporation
               (Massachusetts)(100%)(04-2424252)
                    Delmar Packaging, Inc. (Delaware)(100%)(59-0981827) Rand-Whitney Robertson Corporation
                    (Delaware)(100%)(04-2938624)
          Inland Argentina, Inc. (Delaware)(100%)(75-2559834)
               Inland Massuh S.A. (Argentina)(100%)
          Inland Chile I, Inc. (Delaware)(100%)(75-2559831)
               Manufacturas y Embalajes Inland Chile Limitada (90%; 10% Inland Chile II)(Chile)
          Inland Chile II, Inc. (Delaware)(100%)(75-2559773)
          Inland Container FSC, Inc. (U.S. Virgin Islands)(100%)(66-0412023) Inland International Holding Company (Delaware)(100%)(75-2559772)
               Inland Corrugados de Mexico, S.A. de C.V. (Mexico)(100%)
                    Inland Corrugados de Guanajato, S.A. de C.V. (Mexico)(100%) Inland Corrugados de Monterrey, S.A. de C.V. (Mexico)(100%) Inland Corrugados de Sinaloa, S.A. de C.V. (Mexico)(100%)
               TinCorr S.A. (Uruguay)(100%)
          Inland Paper Company, Inc. (Indiana)(100%)(35-1343720)
          Inland Real Estate Investments, Inc. (Indiana)(100%)(35-6019135)
               Crockett Container Corporation (California)(100%)(95-2692965)
                    King Container Company (California)(100%)(95-3420258) Pakway Container Corporation (Indiana)(100%)(35-1142085)
          Wesland Container LLC (Arkansas)(50%)

TEMPLE-INLAND FOREST PRODUCTS CORPORATION (DELAWARE)(100%)(75-1462427)

     The Angelina Free Press, Inc. (Texas)(100%)(75-1080101)
     Big Tin Barn Inc. (Delaware)(100%)(75-2450632)
     Del-Tin Fiber, L.L.C. (Arkansas)(50%)(71-0772548)
     Eastex Incorporated (Texas)(100%)(74-1180064)
     Evadale Realty Company (Delaware)(100%)(74-6047398)
          Bestile Manufacturing Company (California)(100%)(95-1608040)
     Home Owners Trust Company (Texas)(100%)(74-1482976)
     Sabine Investment Company of Texas, Inc. (Texas)(100%)(75-1308206)
     Scotch Investment Company (Texas)(100%)(74-1463738)
     Scotch Properties Management Inc. (Delaware)(100%)(75-2242094)
     Southern Pine Lumber Company (Texas)(100%)(75-1183646)
     Southern Pine Plywood Co. (Texas)(100%)(75-1159301)
     Standard Gypsum L.L.C. (Texas)(50%)
     Syntal, Inc. (Texas)(50%)
     Templar Essex Inc. (Delaware)(100%)(75-2459426)
     Temple Associates, Inc. (Texas)(100%)(75-0777257)
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                                                       EXHIBIT 21 -- (CONTINUED)

     Temple-Eastex Incorporated (Delaware)(100%)(75-2248412)
     Temple Industries, Inc. (Texas)(100%)(75-0571180)
     Temple-Inland Food Service Corporation (Delaware)(100%)(75-2285370) Temple-Inland Forest Products of Canada Inc. (New Brunswick, Canada)(100%) Temple-Inland Forest Products International Inc.
     (Delaware)(100%)(75-1462427)
          Planfosur S. de R.L. de C.V. (Mexico)(100%)
     Temple-Inland Paperboard Specialty Company (Delaware)(100%)(75-2504953) Temple-Inland Recaustisizing Company (Delaware)(100%)(75-2468479) Temple-Inland Recovery Company (Delaware)(100%)(75-2468476)
     Temple-Inland Stores Company (Delaware)(100%)(75-2468477)
     Temple-Inland Trading Company (Delaware)(100%)(75-2604111)
     Temple Lumber Company (Texas)(100%)(75-6018597)
     Temple/Re-Con Inc. (Delaware)(100%)
     Texas Southeastern Railroad Company (Texas)(100%)(75-6002614)
     Topaz Oil Company (Texas)(100%)(75-1053707)

TEMPLE-INLAND FINANCIAL SERVICES INC.(DELAWARE)(50%;
  50% BY TEMPLE-INLAND FOREST PRODUCTS CORPORATION)(74-2421034)

     Guaranty Holdings Inc. I (Delaware)(100%)(75-2244180)
          Guaranty Federal Bank, F.S.B. (Federal)(100%)
               Guaranty Group Inc. (Texas)(100%)(75-2515512)
               Guaranty Investment Advisory, Inc. (Texas)(100%)(75-2406252) Participation Purchase Corporation (Nevada)(100%)(74-2676327) Temple-Inland Mortgage Corporation (Nevada)(100%)(74-1878850)
                    Western Cities Mortgage Corporation
                    (California)(100%)(95-3836552)
               Temple-Inland Properties Inc. (Delaware)(100%)(74-2431999) Stanford Realty Advisors, Inc. (Delaware)(100%)(75-2426395)
     LIC Investments Inc. (Delaware)(100%)(74-2366105)
     Lumbermen's Investment Corporation (Delaware)(100%)(74-1213624)
          LIC Financial Corporation (Delaware)(100%)(74-2553548)
          LIC Ventures, Inc.(100%) (Delaware)
               Tampa Palms Apartments, Ltd. (Florida)(69%)
          Onion Creek Wastewater Corporation (Texas)(100%)(74-2733721) Sunbelt Insurance Company (Texas)(100%)(74-1950814)
          TEEC Inc. (Texas)(100%)(75-1962795)
          Timberline Insurance Managers, Inc. (Texas)(100%)(74-1550763)
               Capline Marketing Group (Texas)(50%)(74-2577835)
               Premium Acceptance Corporation (Texas)(100%)
               Rubiola, Blair & Associates, Inc. (Texas)(100%)
               The Insurance Marketplace, Inc. (Texas)(100%)
     Temple-Inland Capital Inc. (Delaware)(100%)(75-2555146)
     Temple-Inland Life Inc. (Nevada)(100%)(74-2387096)
          Temple-Inland Insurance Corporation (Delaware)(100%)(75-2045626) Temple-Inland Realty Inc. (Delaware)(100%)(75-2370575)